                                                                    Exhibit 99.1

         LOS ANGELES - November  14, 2003 - JB Oxford  Holdings,  Inc.  (Nasdaq:
JBOH), which through its JB Oxford & Company subsidiary is a leading provider of discount brokerage services to clients nationwide, reports results for the third quarter ended September 30, 2003, and reiterates its commitment to creating shareholder value while providing exceptional personal service to its customers.

         "In the third quarter of 2003 the market started to show improvement in trading volumes, and we are pleased to see an increase in commission revenue," said Chairman and Chief Executive Officer C.L. Jarratt. "Operating expenses and losses continue to show a significant reduction from the same period last year. We are cautiously optimistic that the improving market trend will continue," added Mr. Jarratt.

         Revenues totaled $4.0 million in this year's third quarter, compared with $5.5 million a year ago. Commission revenue was $2.2 million in the third quarter 2003 versus $1.9 million in the year-ago third quarter. Third quarter interest revenue was $1.3 million, compared with $1.9 million in 2002 due to lower balances in 2003 compared to 2002. Trading revenue was a loss or $265,874 in the third quarter 2003 versus a gain of $294,244 a year ago. Revenue from clearing for correspondents was $716,849 in the third quarter 2003 versus $1.1 million in the year-ago quarter.

         Expenses were $5.7 million in the third quarter 2003, versus $7.2 million a year ago, reflecting primarily management's concerted cost-control measures. Third quarter operating loss (excluding taxes) totaled $1.7 million in 2003 versus $1.8 million in 2002. The third quarter net loss totaled $1.1 million or ($0.73) per share in 2003 versus $1.8 million or ($0.74) per share in 2002. Common stock equivalents have been excluded, as inclusion would reduce loss per share or be antidilutive

         Revenues for the first nine months of 2003 totaled $14.0 million versus $16.7 million in the year-ago period. Commission revenue was $6.3 million for the 2003 first nine months versus $5.6 million a year ago. First nine months interest revenue was $4.2 million in 2003 versus $6.2 million in 2002, while revenue from trading was $1.0 million versus $1.0 million. Revenue from clearing and execution was $2.2 million in the first nine months of 2003 versus $3.1 million in the comparable 2002 period.

         Expenses for the first nine months of 2003 were $19.3 million versus $24.3 million in the 2002 period, due primarily to management's cost containment strategies. The operating loss for the period was $5.3 million in 2003 versus $7.6 million in the year-ago period. The first nine months net loss was $3.6 million or ($2.37) per share in 2003 versus $5.0 million or ($3.51) per share in 2002. Common stock equivalents have been excluded, as inclusion would reduce loss per share or be antidilutive.

         In addition, in its quarterly report, the Company gave notice that it had received correspondence from the SEC and is being investigated as part of the various ongoing mutual fund investigations by several governmental agencies much of which has been widely reported in the media. Mutual fund trading consists of less than 5% of the Company's year-to-date gross revenues. The Company encourages investors to review its quarterly filing for further details.

About JB Oxford Holdings, Inc.

         JB Oxford Holdings, Inc. (Nasdaq: JBOH), through its National Clearing Corp., dba JB Oxford & Company subsidiary, provides discount brokerage services with access to personal brokers, online trading and cash management. The company's one-stop financial destination at www.jboxford.com was developed to be the easiest, most complete way for consumers to manage their money. The site features online trading, robust stock screening and portfolio tracking tools as well as up-to-the-minute market commentary and research from the world's leading content providers. JB Oxford has branches in New York, Minneapolis and Los Angeles.

         This press release contains statements that are forward-looking and comments on outlook. Any number of events may occur which would affect important factors in this analysis and materially change expectations. These factors include but are not limited to known and unknown risks, customer trading activity, changes in technology, shifts in competitive patterns, decisions with regard to products and services, changes in revenues and profits, regulatory matters, and significant changes in the market environment. For a description of the foregoing and other factors, investors and others should refer to the company's filings with the SEC, including its annual report on Form 10-K for the year ended Dec. 31, 2002; its quarterly reports on Form 10-Q; and other periodic filings. JB Oxford undertakes no obligation to update the forward-looking statements contained herein to reflect changed events or circumstances after today's date.

                             FINANCIAL TABLES FOLLOW

                            JB Oxford Holdings, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                   For the three months ended                   For the nine months ended
                                          September 30,                               September 30,
                                ----------------------------------          ----------------------------------
                                    2003                  2002                  2003                  2002
                                ------------          ------------          ------------          ------------
Revenues
     Commissions                $  2,193,145          $  1,904,294          $  6,325,195          $  5,629,757
     Interest                      1,309,569             1,881,757             4,238,758             6,202,683
     Trading                        (265,874)              294,244             1,002,314             1,036,232
     Clearing                        716,849             1,128,441             2,153,758             3,103,571
     Other                            15,893               283,299               285,068               757,646
                                ------------          ------------          ------------          ------------
         Total revenues            3,969,582             5,492,035            14,005,093            16,729,889
                                ------------          ------------          ------------          ------------
Expenses
     Salaries                      1,593,313             2,081,000             5,267,946             6,360,693
     Clearing                        249,418               303,400               767,465               714,063
     Communications                  531,684               638,076             1,592,257             2,064,649
     Occupancy                       973,675             1,150,683             3,199,936             3,846,852
     Interest                        250,563               544,037               902,155             1,693,594
     Data processing                 614,275               662,301             1,720,871             1,635,648
     Professional                    436,853               847,777             1,748,248             2,543,534
     Promotional                      46,997                68,288               167,083             1,194,312
     Bad Debts                        20,208                18,175                55,285                53,622
     Other                           966,976               933,929             3,875,708             4,204,570
                                ------------          ------------          ------------          ------------
         Total expenses            5,683,962             7,247,666            19,296,954            24,311,537
                                ------------          ------------          ------------          ------------
Loss before taxes                 (1,714,380)           (1,755,631)           (5,291,861)           (7,581,648)
Income tax benefit                  (574,989)             (670,000)           (1,684,722)           (2,570,000)
                                ------------          ------------          ------------          ------------
Net loss                        $ (1,139,391)         $ (1,085,631)         $ (3,607,139)         $ (5,011,648)
                                ============          ============          ============          ============
Earnings per share:
    Basic                       $      (0.73)         $      (.074)         $      (2.37)         $      (3.51)
    Diluted (a)                 $      (0.73)         $      (.074)         $      (2.37)         $      (3.51)
Shares outstanding:
    Basic                          1,557,565             1,457,999             1,523,665             1,426,335
    Diluted                        1,760,738             2,232,098             1,726,859             2,218,713


(a) Common stock equivalents have been excluded for the earnings per share computation, as inclusion would reduce loss per share or be antidilutive.

                            JB Oxford Holdings, Inc.
                      SELECTED CONSOLIDATED BALANCE SHEETS

                                                                        Sept 30, 2003          Dec. 31, 2002
                                                                         (unaudited)             (audited)
                                                                        -------------          -------------
Assets
  Cash and cash equivalents                                             $   4,074,507          $   5,579,755
  Cash and securities purchased under agreements to resell,
      segregated under federal and other regulations                      142,288,198            146,180,567
  Receivable from broker-dealers and clearing organizations                20,820,916              8,349,233
  Receivable from customers                                                69,631,664             82,418,263
  Other receivables                                                           556,731                950,278
  Marketable securities owned, at market value                                 32,683                629,083
  Note receivable                                                           2,500,000              2,500,000
  Furniture, equipment and leasehold improvements                           1,829,990              2,624,147
  Income taxes receivable                                                   1,750,178              3,742,244
  Deferred income taxes                                                       982,019              1,862,019
  Clearing deposits                                                         9,752,991              4,507,266
  Intangible assets                                                         3,298,776              4,756,918
  Other assets                                                                550,935                484,872
                                                                        -------------          -------------
   Total assets                                                         $ 258,069,588          $ 264,584,645
                                                                        =============          =============
Liabilities and shareholders' equity
  Liabilities
    Payable to broker-dealers and clearing organizations                $  28,567,456          $  38,813,043
    Payable to customers                                                  199,173,514            193,595,006
    Securities sold, not yet purchased; at market value                     2,664,103                138,484
    Accounts payable and accrued liabilities                                5,598,345              7,507,410
    Loans from shareholders                                                 5,418,696              5,418,696
    Notes payable                                                           3,500,486              2,889,375
                                                                        -------------          -------------
  Total liabilities                                                       244,922,600            248,362,014
                                                                        -------------          -------------
  Commitments and contingent liabilities
  Shareholders' equity
    Common stock ($.01 par value 100,000,000 shares authorized;
       1,709,939 and 1,589,939 shares issued)                                  17,099                 15,899
    Additional paid-in capital                                             17,883,996             17,496,396
    Retained earnings (deficit)                                            (3,083,264)             1,329,564
    Treasury stock (83,244 and 130,494 shares, at cost)                    (1,670,843)            (2,619,228)
                                                                        -------------          -------------
  Total shareholders' equity                                               13,146,988             16,222,631
                                                                        -------------          -------------
  Total liabilities and shareholders' equity                            $ 258,069,588          $ 264,584,645
                                                                        =============          =============